EXHIBIT 5

                                HART & HART, LLC
                                ATTORNEYS AT LAW
                             1624 Washington Street
                                Denver, CO 80203

William T. Hart, P.C.               ________          Email:  harttrinen@aol.com
Will Hart                                             Facsimile:  (303) 839-5414
                                 (303) 839-0061


                                 October 8, 2013

CEL-SCI Corporation
8229 Boone Boulevard, Suite 802
Vienna, Virginia  22182


     This letter will constitute our opinion upon the legality of the sale by CEL-SCI Corporation, a Colorado corporation ("CEL-SCI"), of up to 17,826,087 shares of common stock, warrants to purchase up to 17,826,087 shares of CEL-SCI's common stock, as well as shares issuable upon the exercise of the warrants, all as referred to in the Registration Statement on Form S-3 (File No. 333-184094) filed with the Securities and Exchange Commission.

     We have examined the Articles of Incorporation, the Bylaws and the minutes of the Board of Directors of CEL-SCI, the applicable laws of the State of Colorado, and a copy of the Registration Statement. In our opinion:

     o    the  17,826,087  shares  of common  stock  mentioned  above  have been
          legally   issued   and  these   shares   represent   fully   paid  and
          non-assessable shares of CEL-SCI's common stock;

     o    the   warrants   have  been  legally   issued,   are  fully  paid  and
          non-assessable and are the binding obligations of CEL-SCI; and

     o the shares of common stock issuable upon the exercise of the warrants, when the warrants are exercised in accordance with their terms, will be legally issued and will represent fully paid and non-assessable shares of CEL-SCI's common stock.

                                             Very truly yours,

                                             HART & HART

                                             /s/ William T. Hart

                                             William T. Hart